EXHIBIT 10.1


                             FOURTH AMENDMENT TO
                         LOAN AND SECURITY AGREEMENT
                         ---------------------------

      THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Fourth Amendment") is made as of the 19th day of September, 2003 by and among Home Products International-North America, Inc. ("Borrower"), the lenders who are signatories hereto ("Lenders"), and Fleet Capital Corporation, a Rhode Island corporation ("FCC"), as agent for Lenders hereunder (FCC, in such capacity, being "Agent").

                             W I T N E S S E T H:
                             --------------------

      WHEREAS, Borrower, Agent and Lenders entered into a certain Loan and Security Agreement dated as of October 31, 2001 as amended by that certain First Amendment to Loan and Security Agreement dated June 1, 2003 by and among Borrower, Agent and Lenders and by that certain Second Amendment to Loan and Security Agreement dated July 31, 2003 by and among Borrower, Agent and Lenders and by that certain Third Amendment to Loan and Security Agreement dated as of July 31, 2003 by and among Borrower, Agent and Lenders (said Loan and Security Agreement, as so amended, is hereinafter referred to as the "Loan Agreement"); and

      WHEREAS, Borrower desires to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

      NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

    1.  Definitions.     Except  as  otherwise   provided  for  herein,   all
 capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

    2. Exhibit 8.3. Exhibit 8.3 to the Loan Agreement is hereby deleted and Exhibit 8.3 attached hereto is inserted in its stead.

    3. Amendment Fee. In order to induce Agent and Lenders to enter into this Fourth Amendment, Borrower shall pay to Agent for the ratable benefit of Lenders an amendment fee of $20,000, which amendment fee shall be earned and due and payable on the date hereof.

    4. Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    5.  Conditions Precedent.   This Fourth Amendment shall become  effective
 on the satisfaction of each of the following conditions precedent:

         (a) Borrower, Agent and Lenders shall have executed and delivered to each other this Fourth Amendment; and

         (b) Borrower shall have paid to Agent, for the ratable benefit of Lenders, the $20,000 amendment fee.

           The date on which all of the conditions precedent to the effectiveness of this Fourth Amendment have been satisfied or waived is hereinafter referred to as the "Fourth Amendment Effective Date."

    6. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.


                             (Signature Page Follows)

        (Signature Page to Fourth Amendment to Loan and Security Agreement)


      IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the day and year specified at the beginning hereof.

                                     HOME PRODUCTS
                                     INTERNATIONAL-NORTH AMERICA, INC.
                                     ("Borrower")


                                     By: /s/ James E. Winslow
                                     ---------------------------
                                     Name: James E. Winslow
                                     ---------------------------
                                     Title: Executive V.P. & CFO
                                     ---------------------------


                                     FLEET CAPITAL CORPORATION,
                                     ("Agent" and a "Lender")

                                     By: /s/ Alan R. Meier
                                     ---------------------------
                                     Name: Alan R. Meier
                                     ---------------------------
                                     Title: Executive V.P.
                                     ---------------------------


 CONSENTED AND AGREED TO
 this 19th day of September, 2003.


 HOME PRODUCTS INTERNATIONAL, INC.


 By: /s/ James E. Winslow
 ---------------------------
 Name: James E. Winslow
 Title: Executive V.P. & CFO

                                 EXHIBIT 8.3

                             FINANCIAL COVENANTS

      DEFINITIONS

      Consolidated Net Income - with respect to any fiscal period, the net income (or loss) of Borrower determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a subsidiary of Borrower) in which Borrower or any of its wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP and extraordinary losses pursuant to the extinguishment of debt, net of the related tax effects; and (e) gains (or losses) from asset dispositions (other than sales of inventory).

      Consolidated EBITDA - for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
 (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Money Borrowed (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges (including, without limitation, the amount of any non-cash deduction to Consolidated Net Income as a result of any grant to members of management of any capital stock of the Borrower), and (g) to the extent not included in item (e) above, charges or expenses incurred as a result of plant or facility closures, and minus to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not
 otherwise  includable  as  a  separate  item   in  the  statement  of   such
 Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), and (b) any other non-cash income, all as determined on a consolidated basis.

      Cash Interest Coverage Ratio - with respect to any fiscal period, the ratio of (i) Consolidated EBITDA for such period to (ii) Cash Interest Expense, all as determined in accordance with GAAP.

      Cash Interest Expense - with respect to any fiscal period, that portion of the interest expense incurred for such period payable in cash, as determined in accordance with GAAP.

      Fixed Charge Coverage Ratio - with respect to any period, the ratio  of
 (i) Consolidated EBITDA for such period minus the sum of (a) any provision for income taxes payable in cash and included in the determination of net earnings for such period plus (b) non-financed Capital Expenditures during such period, to (ii) Fixed Charges for such period, all as determined on a Consolidated basis and in accordance with GAAP.

      Fixed Charges - with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to
 Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations and scheduled principal payments on the Senior Subordinated Notes), plus (ii) Cash Interest Expense for such period, plus
 (iii) Distributions made by Borrower within such period, plus (iii) $1,200,000, all as determined for Borrower and its Subsidiaries on a Consolidated basis and in accordance with GAAP.


      COVENANTS

      Gross Availability  -  Borrower  shall  maintain  at  all  times  Gross
 Availability of at least Seven Million Five Hundred Thousand Dollars ($7,500,000); provided that if on January 31, 2004 Borrower, either directly or indirectly through Parent, has repurchased, redeemed or otherwise retired less than Ten Million Dollars ($10,000,000) in principal of Senior Subordinated Notes, then Borrower shall maintain at all times after February 1, 2004 Gross Availability of at least the lesser of (i) Ten Million Dollars ($10,000,000) and (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000) plus 50% of the excess of Ten Million Dollars ($10,000,000) over the aggregate amount paid in connection with the repurchase, redemption or other retirement of Senior Subordinated Notes by Borrower (either directly or indirectly through Parent) between the Second Amendment Effective Date and January 31, 2004.

      Cash Interest Coverage Ratio - Borrower shall not permit the Cash Interest Coverage Ratio for any fiscal period listed below to be less than the ratio set forth opposite such fiscal period in the following schedule:


                Fiscal Period                  Cash Interest Coverage Ratio
                -------------                  ---------------------------
   October 1, 2001 to December 31, 2001                  0.8 to 1

   October 1, 2001 to March 31, 2002                     0.9 to 1

   October 1, 2001 to June 30, 2002                     1.05 to 1

   October 1, 2001 to September 30, 2002                1.25 to 1
   and each four consecutive fiscal quarters ending on or about December 31, 2002, March 31, 2003 and June 30, 2003

   Four consecutive fiscal quarters ending               .70 to 1
   on or about September 30, 2003,
   December 31, 2003 and March 31, 2004

   Four consecutive fiscal quarters ending               .80 to 1
   on or about June 30, 2004

   Four consecutive fiscal quarters ending               .90 to 1
   on or about September 30, 2004

   Four consecutive fiscal quarters ending               1.0 to 1
   on or about December 31, 2004

   Four consecutive fiscal quarters ending               1.1 to 1
   on or about March 31, 2005

   Four consecutive fiscal quarters ending              1.25 to 1
   on or about June 30, 2005 and each
   September 30, December 31, March 31
   and June 30 thereafter